
                                                    Chase Manhattan Bank, USA, (NA)

                                                 Monthly Certificateholder's Statement


                                                    Chase Credit Card Master Trust
                                                             Series 1995-4
                                                                                                   Distribution Date:       2/17/98

Section 5.2 - Supplement                                     Class A                 Class B         Collateral              Total
------------------------------------------------------------------------------------------------------------------------------------
(i)    Monthly Principal Distributed                                     0.00             0.00             0.00                 0.00

(ii)   Monthly Interest Distributed                              4,657,500.00       339,240.95       181,224.94         5,177,965.89

       Deficiency Amounts                                                0.00             0.00                                  0.00

       Additional Interest                                               0.00             0.00                                  0.00

       Accrued and Unpaid Interest                                                                         0.00                 0.00


(iii)  Collections of Principal Receivables                     31,264,927.72     2,233,149.57     3,722,074.76        37,220,152.04

(iv)   Collections of Finance Charge Receivables                 4,349,609.41       310,678.10       517,818.93         5,178,106.44

(v)    Aggregate Amount of Principal Receivables                                                                   13,890,898,008.64

                                             Investor Interest 300,000,000.00    21,428,000.00    35,714,857.14       357,142,857.14
                                             Adjusted Interest 300,000,000.00    21,428,000.00    35,714,857.1        357,142,857.14

                                               Series
       Floating Investor Percentage                     2.57%           84.00%            6.00%           10.00%             100.00%
       Fixed Investor Percentage                        2.57%           84.00%            6.00%           10.00%             100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                        94.68%
               30 to 59 days                                                                                                   1.81%
               60 to 89 days                                                                                                   1.16%
               90 or more days                                                                                                 2.35%
                                                                                                                -------------------
                                             Total Receivables                                                               100.00%

(vii)  Investor Default Amount                                   1,826,269.03       130,444.31       217,416.46         2,174,129.80

(viii) Investor Charge-Offs                                              0.00             0.00             0.00                 0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                        0.00             0.00             0.00

(x)    Servicing Fee                                               250,000.00        17,856.67        29,762.38           297,619.05

(xi)   Portfolio Yield (Net of Defaulted Receivables)                                                                         10.09%

(xii)  Reallocated Monthly Principal                                                      0.00             0.00                 0.00

(xiii) Closing Investor Interest (Class A Adjusted)            300,000,000.00    21,428,000.00    35,714,857.14       357,142,857.14

(xiv)  LIBOR                                                                                                                5.87500%

(xv)   Principal Funding Account Balance                                                                                        0.00

(xvi)  Accumulation Shortfall                                                                                                   0.00

(xvii) Principal Funding Investment Proceeds                                                                                    0.00

(xviii)Principal Investment Funding Shortfall

(xix)  Interest Funding Account Investment Proceeds                 15,009.46         1,072.08
                                                                                                                ===================

(xx)   Available Funds                                           7,274,386.79       524,013.65       490,558.72         8,288,959.16


(xxi)  Certificate Rate                                                  6.0750%          6.1950%          6.1266%


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

                                        Chase Manhattan Bank USA, N.A.
                                     Monthly Certificateholder's Statement

                                        Chase Credit Card Master Trust
                                                 Series 1995-4
                                                                                                Distribution Date:   3/16/98

Section 5.2 - Supplement                                    Class A       Class B     Collateral               Total
---------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                         0.00          0.00          0.00                   0.00

(ii)    Monthly Interest Distributed                          0.00          0.00    169,589.57             169,569.57
        Deficiency Amounts                                    0.00          0.00                                 0.00
        Additional Interest                                   0.00          0.00                                 0.00
        Accrued and Unpaid Interest                                                       0.00                   0.00

(iii)   Collections of Principal Receivables         29,558,609.11  2,111,272.92  3,518,938.34          35,188,820.37

(iv)    Collections of Finance Charge Receivables     4,388,585.72    313,462.05    522,459.04           5,224,506.81

(v)     Aggregate Amount of Principal Receivables                                                   14,692,489,244.44

                              Investor Interest     300,000,000.00 21,428,000.00 35,714,857.14         357,142,857.14
                              Adjusted Interest     300,000,000.00 21,428,000.00 35,714,857.14         357,142,857.14

                                      Series
        Floating Investor Percentage            2.43%        84.00%         6.00%        10.00%                100.00%
        Fixed Investor Percentage               2.43%        84.00%         6.00%        10.00%                100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                          94.84%
               30 to 59 days                                                                                     1.73%
               60 to 89 days                                                                                     1.18%
               90 or more days                                                                                   2.25%
                                                                                                       ---------------
                                      Total Receivables                                                        100.00%

(vii)   Investor Default Amount                       1,750,480.01    125,030.95    208,393.81           2,083,904.77

(viii)  Investor Charge-Offs                                  0.00          0.00          0.00                   0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions            0.00          0.00          0.00

(x)     Servicing Fee                                   250,000.00     17,856.67     29,762.38             297,619.05

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                          10.55%

(xii)   Reallocated Monthly Principal                                       0.00          0.00                   0.00

(xiii)  Closing Investor Interest (Class A Adjusted)300,000,000.00 21,428,000.00 35,714,857.14         357,142,857.14

(xiv)   LIBOR                                                                                                    5.62500%

(xv)    Principal Funding Account Balance                                                                        0.00

(xvi)   Accumulation Shortfall                                                                                   0.00

(xvii)  Principal Funding Investment Proceeds                                                                    0.00

(xviii) Principal Investment Funding Shortfall

(xix)   Interest Funding Account Investment Proceeds          0.00          0.00
                                                                                                        ===============

(xx)    Available Funds                               4,152,925.03    296,629.59    494,403.75           4,943,958.37

(xxi)   Certificate Rate                                      5.8250%       5.9450%       6.1500%

----------------------------------------------------------------------------------------------------------------

                                                    Chase Manhattan Bank USA, N.A.
                                                   Monthly Certificateholder's Statement
                                                      Chase Credit Card Master Trust
                                                             Series 1995-4
                                                                                             Distribution Date:              4/15/98

Section 5.2 - Supplement                                            Class A          Class B         Collateral                Total
------------------------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                                  0.00             0.00              0.00                  0.00

(ii)    Monthly Interest Distributed                                   0.00             0.00        167,230.97            167,230.97
        Deficiency Amounts                                             0.00             0.00                                    0.00
        Additional Interest                                            0.00             0.00                                    0.00
        Accrued and Unpaid Interest                                                                       0.00                  0.00

(iii)   Collections of Principal Receivables                  34,162,755.21     2,440,131.73      4,067,059.74         40,669,946.67

(iv)    Collections of Finance Charge Receivables              5,009,900.59       357,840.50        596,426.28          5,964,167.37

(v)     Aggregate Amount of Principal Receivables                                                                  14,591,273,290.28

                                       Investor Interest     300,000,000.00    21,428,000.00     35,714,857.14        357,142,857.14
                                       Adjusted Interest     300,000,000.00    21,428,000.00     35,714,857.14        357,142,857.14

                                            Series
        Floating Investor Percentage                             2.45%            84.00%        6.00%    10.00%              100.00%
        Fixed Investor Percentage                                2.45%            84.00%        6.00%    10.00%              100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
                                             Current                                                                          95.11%
                                             30 to 59 days                                                                     1.65%
                                             60 to 89 days                                                                     1.07%
                                             90 or more days                                                                   2.17%
                                                                                                              ----------------------
                                             Total Receivables                                                               100.00%

(vii)   Investor Default Amount                                1,864,110.58       133,147.20        221,921.48          2,219,179.26

(viii)  Investor Charge-Offs                                           0.00             0.00              0.00                  0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                     0.00             0.00              0.00

(x)     Servicing Fee                                            250,000.00        17,856.67         29,762.38            297,619.05

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                        12.58%

(xii)   Reallocated Monthly Principal                                                   0.00              0.00                  0.00

(xiii)  Closing Investor Interest (Class A Adjusted)         300,000,000.00    21,428,000.00     35,714,857.14        357,142,857.14

(xiv)   LIBOR                                                                                                               5.62500%

(xv)    Principal Funding Account Balance                                                                                       0.00

(xvi)   Accumulation Shortfall                                                                                                  0.00

(xvii)  Principal Funding Investment Proceeds                                                                                   0.00

(xviii) Principal Investment Funding Shortfall

(xix)   Interest Funding Account Investment Proceeds               6,557.92           478.06
                                                                                                              ======================

(xx)    Available Funds                                        4,766,458.51       340,461.89        566,663.90          5,673,584.30

(xxi)   Certificate Rate                                             5.8250%          5.9450%           6.2125%

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